Exhibit 99.1

Virtusa Announces Second Quarter 2018 Consolidated Financial Results

•                  Second quarter fiscal 2018 revenue of $248.2 million increased 9.2% sequentially and 18.1% year-over-year.

•                  Second quarter fiscal 2018 GAAP operating income of $10.3 million, up 69% sequentially, and non-GAAP operating income of $19.8 million, up 48% sequentially.

•                  Second quarter fiscal 2018 GAAP diluted EPS was $0.12, up 20% sequentially and 9% year-over-year. Non-GAAP diluted EPS was $0.35, up 40% sequentially and 30% year-over-year.

•                  Generated $28.8 million of cash from operating activities during the second quarter of fiscal 2018, representing 11.6% of revenue.

•                  Commenced delisting process for Polaris Consulting & Services, Ltd.

Westborough, MA — (November 8, 2017) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that accelerates business outcomes for its clients, today reported consolidated financial results for the second quarter fiscal 2018, ended September 30, 2017.

Second Quarter Fiscal 2018 Consolidated Financial Results

Revenue for the second quarter of fiscal 2018 was $248.2 million, an increase of 9.2% sequentially and 18.1% year-over-year.  On a constant currency basis, (1) second quarter revenue increased 8.6% sequentially and 17.9% year-over-year.

Virtusa reported GAAP income from operations of $10.3 million for the second quarter of fiscal 2018, compared to $6.1 million for the first quarter of fiscal 2018 and $3.5 million for the second quarter of fiscal 2017.

GAAP net income available to common shareholders for the second quarter of fiscal 2018 was $3.7 million, or $0.12 per diluted share, compared to $3.0 million, or $0.10 per diluted share, for the first quarter of fiscal 2018, and $3.2 million, or $0.11 per diluted share, for the second quarter of fiscal 2017.

Non GAAP Results:

Non-GAAP income from operations, which excludes stock-based compensation expense, restructuring charges and acquisition related charges, was $19.8 million for the second quarter of fiscal 2018, compared to $13.4 million for the first quarter of fiscal 2018, and $12.9 million for the second quarter of fiscal 2017.

Non-GAAP net income available to common shareholders, which excludes stock-based compensation expense, restructuring charges, acquisition related charges, foreign currency transaction gains and losses, and the tax impact of the above items, for the second quarter of fiscal 2018 was $10.3 million, or $0.35 per diluted share, compared to $7.4 million, or $0.25 per diluted share, for the first quarter of fiscal

2018, and $8.4 million, or $0.27 per diluted share, for the second quarter of fiscal 2017.

Balance Sheet and Cash Flow

The Company ended the second quarter of fiscal 2018 with $254.0 million of cash, cash equivalents, and short-term and long-term investments (2).  Cash flow from operations was $28.8 million for the second quarter of fiscal 2018.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our strategy to expand our addressable market by investing in industry leading digital engineering services, operational excellence, and industry solutions is playing out well for us. We delivered market-leading sequential revenue growth and we are raising our full fiscal year guidance. The number of leading enterprises that rely on Virtusa for their most strategic end-to-end digital and transformational programs continues to grow. This gives us confidence in our growth strategy and long-term prospects.”

Ranjan Kalia, Chief Financial Officer, said, “During the second quarter, we delivered strong sequential revenue growth that exceeded the high end of our prior guidance.  We generated double-digit sequential and year-over-year operating income growth and strong sequential margin accretion. In addition, EPS growth was faster than revenue growth. Our second quarter momentum is expected to continue for the remainder of the fiscal year allowing us to raise our full fiscal year guidance.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Third quarter fiscal 2018 revenue is expected to be in the range of $256.0 to $262.0 million. GAAP diluted EPS is expected to be in the range of $0.21 to $0.27. Non-GAAP diluted EPS is expected to be in the range of $0.41 to $0.47.

•                  Fiscal year 2018 revenue is expected to be in the range of $998.0 to $1,011.0 million. GAAP diluted EPS is expected to be in the range of $0.73 to $0.85. Non-GAAP diluted EPS is expected to be in the range of $1.50 to $1.62.

•                  Virtusa anticipates a total restructuring charge of $0.7 million in the second half of fiscal year 2018 related to resource optimization initiatives. This charge is reflected in the full year GAAP EPS guidance, and not included in non-GAAP EPS guidance.

•                  Guidance does not include the impact of the previously announced proposed offer to delist Polaris Consulting & Services, Ltd. from all stock exchanges on which Polaris’ ordinary shares are listed.

In accordance with US GAAP, Virtusa will be applying the if-converted method to its newly issued convertible preferred shares when reporting its fiscal year 2018 results. The if-converted method is used to calculate the share impact of convertible securities.  Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in our reported results and full year guidance.

•                  Second quarter GAAP EPS was calculated by including the impact of dividends and accretion on the convertible preferred shares in net income available to common stockholders and excluding the impact of the convertible preferred shares from the weighted average shares. Second quarter non-GAAP EPS was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding.

•                  When calculating the fiscal third quarter GAAP EPS guidance, dividends and accretion on the convertible preferred shares have been deducted from net income available to common stockholders and the convertible preferred shares have been excluded from weighted average shares outstanding.

•                  GAAP EPS guidance was calculated under the assumption that these convertible securities will be dilutive in the fiscal fourth quarter 2018. Thus, in determining full fiscal year 2018 GAAP EPS guidance, dividends and accretion on the convertible preferred shares are deducted from net income available to common stockholders and the convertible preferred shares have been excluded from weighted average shares outstanding for the first three fiscal quarters of 2018. For the fourth fiscal quarter of 2018, GAAP EPS guidance was determined by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding.

•                  Non-GAAP EPS guidance was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding, as the Company expects these convertible preferred shares to be dilutive on a non-GAAP basis.

The Company’s third quarter and fiscal year 2018 diluted GAAP EPS estimates are based on average share counts of approximately 29.9 million and 30.8 million, respectively, (assuming no further exercises of stock-based awards). The Company’s third quarter and fiscal year 2018 diluted non-GAAP EPS estimates are based on average share counts of approximately 32.9 million and 32.3 million, respectively, (assuming no further exercises of stock-based awards). GAAP and non-GAAP average share counts assume a stock price of $37.54, which was derived from the average closing price of the Company’s stock over the five trading days ended on November 3, 2017.  Deviations from this stock price may cause actual diluted EPS to vary based on share dilution from Virtusa’s stock-based awards.

Conference Call and Webcast

Virtusa will host a conference call today, November 8, 2017 at 8:00 a.m. Eastern Time to discuss the Company’s second quarter fiscal 2018 financial results, current financial guidance, and other corporate developments. To access this call, please dial 888-857-6932 (domestic) or 719-325-4760 (international). The passcode is 2568219.

A replay of this conference call will be available through November 15, 2017 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 2568219.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of information technology (IT) consulting and outsourcing services that accelerate business outcomes for Global 2000 companies and leading software vendors in banking and financial services, insurance, healthcare, telecommunications, technology, and media & entertainment.

Virtusa helps CXOs address the dual challenge of growing revenues while improving IT cost efficiencies. Virtusa’s digital transformation & innovation (DTi) solutions enable clients to reimagine the customer experience, accelerate revenue growth and create lasting business value. The Company’s operational excellence (OE) solutions help clients reduce risk, improve operational efficiencies, and lower IT costs.

Virtusa delivers services across the IT lifecycle, including consulting, solution design, technology selection, implementation, testing, and maintenance, including infrastructure support. With a strong heritage in software engineering, Virtusa is highly qualified to both develop and maintain software, using a proven platforming methodology and advanced Agile and Accelerated Solution Design techniques to reliably deliver results on time and within budget.

Holding a proven record of success across industries, Virtusa readily understands its clients’ business challenges and uses its domain expertise to deliver distinctive, differentiated and innovative applications of technology to address its clients’ critical business challenges. Examples include building the world’s largest P&C claims modernization program; one of the largest corporate customer portals for a premier global bank; an order to cash implementation for a multinational telecommunications provider; and digital transformation initiatives for media and banking companies.

Through the acquisition of a majority interest in Polaris Consulting Services Ltd. in March 2016, Virtusa has created a robust platform to provide end-to-end solutions and services in banking and financial services, strengthening its positioning as a top, global FinTech services provider.

Virtusa Corporation is headquartered in Massachusetts and has 50 offices across North America, Europe and Asia.

Polaris Consulting & Services is a subsidiary of Virtusa Corporation. Copyright © 2017 Virtusa Corporation. All Rights Reserved.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•                  Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•                  Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•                  Virtusa also presents the following consolidated statements of income (loss) measures that exclude, when applicable, acquisition-related charges, restructuring charges, stock-based compensation expense, foreign currency transaction gains and losses, and the tax impact of dividends received from foreign subsidiaries to provide further insights into the comparison of Virtusa’s operating results among the periods:

•                  Non-GAAP income from operations: income (loss) from operations, as reported on Virtusa’s consolidated statements of income (loss), excluding stock-based compensation expense, acquisition-related charges and restructuring charges.

•                  Non-GAAP operating margin: non-GAAP income from operations as a percentage of reported revenues.

•                  Non-GAAP net income available to common stockholders: net income (loss) available to common stockholders, as reported on Virtusa’s consolidated statements of income excluding stock-based compensation, acquisition-related charges, restructuring charges, foreign currency transaction gains and losses, the tax impact of the above items, and the tax impact of dividends received from foreign subsidiaries.

•                  Non-GAAP diluted earnings per share: diluted earnings (loss) per share, as reported on Virtusa’s consolidated statements of income (loss) available to Virtusa common stockholders, excluding stock-based compensation, acquisition-related charges, restructuring charges, foreign currency transaction gains and losses, the tax impact of the above items, and the per share tax impact of dividends received from foreign subsidiaries. Non-GAAP diluted earnings per share is also subject to dilutive and anti-dilutive requirements of the if-converted method related to our Series A Convertible Preferred Stock that could result in a difference between GAAP to non-GAAP diluted weighted average shares outstanding.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure:

	(in thousands, except per share amounts)
	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
GAAP income from operations	$10,279	$3,537	$16,349	$1,688
Add: Stock-based compensation expense	6,142	6,142	10,930	12,275
Add: Acquisition-related charges and restructuring charges(a)	3,351	3,247	5,860	6,672
Non-GAAP income from operations	$19,772	$12,926	$33,139	$20,635

GAAP operating margin	4.1%	1.7%	3.4%	0.4%
Effect of above adjustments to income from operations	3.9%	4.5%	3.6%	4.6%
Non-GAAP operating margin	8.0%	6.2%	7.0%	5.0%

GAAP net income (loss) available to Virtusa common stockholders	$3,681	$3,214	$6,638	$(3,042)
Add: Stock-based compensation expense	6,142	6,142	10,930	12,275
Add: Acquisition-related charges and restructuring charges(a)	3,351	3,247	5,860	6,672
Add: Foreign currency transaction (gains) losses(b)	1,480	(2,030)	1,557	1,550
Tax adjustments(c)	(4,066)	(1,802)	(6,588)	(3,199)
Noncontrolling interest, net of taxes (d)	(313)	(357)	(679)	(556)
Non-GAAP net income available to Virtusa common stockholders	$10,275	$8,414	$17,718	$13,700

GAAP diluted earnings (loss) per share (f)	$0.12	$0.11	$0.22	$(0.10)
Effect of stock-based compensation expense (g)	0.19	0.19	0.35	0.40
Effect of acquisition-related charges and restructuring charges(a) (g)	0.10	0.11	0.18	0.22
Effect of foreign currency transaction (gains) losses(b) (g)	0.05	(0.07)	0.05	0.05
Effect of tax adjustments’(c) (g)	(0.13)	(0.06)	(0.21)	(0.10)
Effect of noncontrolling interest (d) (g)	(0.01)	(0.01)	(0.02)	(0.02)
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	0.03	—	0.03	—
Non-GAAP diluted earnings per share (e) (g)	$0.35	$0.27	$0.60	$0.45

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits, as well as certain professional fees related to the restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Amortization of intangible assets	$2,594	$2,373	$5,103	$4,743
Acquisition & integration costs	$—	$874	$—	$1,929
Restructuring charges	$757	$—	$757	$—
Total	$3,351	$3,247	$5,860	$6,672

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods.

(d) Noncontrolling interest represents the minority shareholders interest of Polaris

(e) Non-GAAP diluted earnings per share is subject to rounding

(f)  During the three and six months ended September 30, 2017, the weighted average shares outstanding of Series A Convertible Preferred Stock of 3,000,000 and 2,456,044, respectively, were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using if-converted method to calculate the non-GAAP diluted earnings per share for the three and six months ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP net income available to Virtusa common stockholders	$10,275	$8,414	$17,718	$13,700
Add: Dividends and accretion on Series A Convertible Preferred Stock	$1,087	$—	$1,087	$—
Non-GAAP net income available to Virtusa common stockholders and assumed conversion	$11,362	$8,414	$18,805	$13,700

GAAP dilutive weighted average shares outstanding	29,820,581	30,130,209	30,035,865	29,551,233
Add: Series A Convertible Preferred Stock as converted	3,000,000	—	1,500,000	—
Non-GAAP dilutive weighted average shares outstanding	32,820,581	30,130,209	31,535,865	29,551,233

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

Footnotes

(1) To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2018, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended June 30, 2017, rather than the actual exchange rate in effect for the three months ended September 30, 2017.  To determine year-over-year revenue change in constant currency for the Company’s second quarter of fiscal 2018, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended September 30, 2016, rather than the actual exchange rate in effect for the three months ended September 30, 2017. The average exchange rates for the three months ended September 30, 2016, June 30, 2017, and September 30, 2017 are presented in the following table:

Average U.S. Dollar Exchange Rate

For the Three Months Ended

	September 30, 2016	June 30, 2017	September 30, 2017
GBP	1.31	1.28	1.31
Euro	1.12	1.11	1.18
SEK	0.11	0.11	0.12

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

(3) On March 3, 2016 Virtusa acquired a majority interest in Polaris. In accordance with US GAAP, Polaris financial results for the quarter ending September 30, 2017 and assets and liabilities as of that date have been consolidated in full into Virtusa’s financial statements.  Net assets attributable to ownership in Polaris by minority shareholders (Non-controlling Interest) in our Consolidated Balance Sheets was $91.0 million at September 30, 2017. Profit attributable to minority shareholders (Non-controlling Interest) in the Consolidated Statements of Income was $2.8 million on a GAAP basis and $3.1 million on a non-GAAP basis for the quarter ending September 30, 2017.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities

Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, the benefits of Virtusa’s organizational changes, management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: uncertainties as to the timing or ability to successfully consummate the Polaris Consulting & Services Limited delisting offer under the Indian Delisting Regulations; the receipt of the necessary regulatory approvals for the acquisition of the balance of shares in Polaris pursuant to a delisting offer; any increase in Virtusa’s borrowings in connection with the acquisition of the balance of shares in Polaris and Virtusa’s ability to service such indebtedness with future cash flows; Virtusa’s failure to realize the intended benefits of the Polaris delisting transaction, including the inability to integrate Virtusa’s and Polaris’ business and operations to realize the anticipated synergies and cost savings in the expected amounts or within the anticipated time frames or cost expectations or at all; Virtusa incurring unexpected costs or liabilities in connection with the Polaris delisting offer and related transactions; unanticipated delisting offer and related transaction costs and negative effects on Virtusa’s reported results of operations from the delisting offer and related transaction related charges; the possibility that Virtusa’s current or future estimated guidance may differ materially from expectations; the ability of Virtusa to manage an Indian public company; Virtusa incurring unexpected costs or liabilities in connection with the Polaris acquisition; inability of Virtusa to service the term loan incurred by Virtusa to acquire Polaris or to maintain compliance with certain financial covenants under the loan facility; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; Virtusa’s failure to realize the intended benefits of the Orogen convertible preferred stock financing, the inability to pay cash dividends on the convertible preferred stock, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa’s common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2017	March 31, 2017

Assets:
Cash and cash equivalents	$162,257	$144,908
Short-term investments	76,662	72,028
Accounts receivable, net	138,443	135,453
Unbilled accounts receivable	65,153	66,122
Prepaid expenses	36,790	32,751
Restricted cash	941	174
Other current assets	26,455	28,806
Total current assets	506,701	480,242

Property and equipment, net	119,047	118,890
Investments accounted for using equity method	1,655	1,708
Long-term investments	15,120	20,057
Deferred income taxes	27,236	23,093
Goodwill	211,157	211,089
Intangible assets, net	54,119	58,361
Other long-term assets	9,316	9,980
Total assets	$944,351	$923,420

Liabilities:
Accounts payable	$22,251	$20,514
Accrued employee compensation and benefits	52,560	52,582
Deferred revenue	9,756	7,479
Accrued expenses and other	37,245	33,251
Current portion of long-term debt	—	8,870
Income taxes payable	3,780	3,066
Total current liabilities	125,592	125,762
Deferred income taxes	23,562	26,682
Long-term debt, less current portion	105,157	176,722
Long-term liabilities	9,733	9,238
Total liabilities	264,044	338,404

Series A Convertible Preferred Stock	106,914	—

Virtusa stockholders’ equity	482,102	497,032
Noncontrolling interest	91,291	87,984
Stockholders’ equity	573,393	585,016
Total liabilities and stockholders’ equity	$944,351	$923,420

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income (Loss)

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$248,174	$210,089	$475,519	$415,560
Costs of revenue	178,404	152,369	344,683	305,929
Gross profit	69,770	57,720	130,836	109,631
Total operating expenses	59,491	54,183	114,487	107,943

Income from operations	10,279	3,537	16,349	1,688

Other income (expense):
Interest income	928	735	1,932	2,029
Interest expense	(1,413)	(1,892)	(3,071)	(3,737)
Foreign currency transaction gains (losses)	(1,480)	2,030	(1,557)	(1,550)
Other, net	778	545	884	551
Total other income (expense)	(1,187)	1,418	(1,812)	(2,707)

Income (loss) before income tax expense	9,092	4,955	14,537	(1,019)
Income tax expense	1,500	499	2,298	35
Total net income (loss)	7,592	4,456	12,239	(1,054)
Less: Net income attributable to noncontrolling interests, net of tax	2,824	1,242	3,813	1,988
Net income (loss) available to Virtusa stockholders	4,768	$3,214	$8,426	($3,042)
Less: Series A Convertible Preferred Stock dividend and accretion	1,087	—	1,788	—
Net income (loss) available to Virtusa common stockholders	3,681	$3,214	6,638	($3,042)

Basic earnings (loss) per share	$0.13	$0.11	$0.23	$(0.10)
Diluted earnings (loss) per share	$0.12	$0.11	$0.22	$(0.10)
Weighted average number of common shares outstanding
Basic	29,216,600	29,616,179	29,434,101	29,551,233
Diluted	29,820,581	30,130,209	30,035,865	29,551,233

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$12,239	($1,054)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,646	12,479
Share-based compensation expense	10,930	12,275
Provision for doubtful accounts, net	723	417
Gain on disposal of property and equipment	(49)	(110)
Foreign currency transaction losses, net	1,557	1,550
Amortization of discounts and premiums on investments	185	703
Amortization of debt issuance cost	565	565
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(4,492)	8,380
Prepaid expenses and other current assets	(4,450)	639
Other long-term assets	(815)	4,724
Accounts payable	740	(2,346)
Accrued employee compensation and benefits	(579)	(12,427)
Accrued expenses and other current liabilities	4,712	(1,667)
Income taxes payable	(3,586)	(7,654)
Other long-term liabilities	(1,494)	(5,516)
Net cash provided by operating activities	29,832	10,958
Cash flows from investing activities:
Proceeds from sale of property and equipment	180	2,499
Purchase of short-term investments	(50,549)	(46,513)
Proceeds from sale or maturity of short-term investments	62,829	76,533
Purchase of long-term investments	(12,273)	(23,113)
Proceeds from sale or maturity of long-term investments	—	6,222
(Increase) decrease in restricted cash	(799)	92,646
Business acquisition, net of cash acquired	(600)	(3,460)
Purchase of property and equipment	(8,195)	(8,791)
Net cash (used in) provided by investing activities	(9,407)	96,023
Cash flows from financing activities:
Proceeds from exercise of common stock options	2,717	752
Proceeds from exercise of subsidiary stock options	196	340
Payment of debt	(81,000)	(5,000)
Payments of withholding taxes related to net share settlements of restricted stock	(2,431)	(3,480)
Series A Convertible Preferred Stock proceeds, net of issuance costs of $1,154	106,846	—
Repurchase of common stock	(30,000)	—
Payment of contingent consideration related to acquisition	—	(830)
Acquisition of noncontrolling interest	—	(89,147)
Principal payments on capital lease obligation	(124)	(73)
Payment of dividend on Series A Convertible Preferred Stock	(1,035)	—
Net cash used in financing activities	(4,831)	(97,438)
Effect of exchange rate changes on cash and cash equivalents	1,755	368
Net increase in cash and cash equivalents	17,349	9,911
Cash and cash equivalents, beginning of period	144,908	148,986
Cash and cash equivalents, end of period	$162,257	$158,897

Supplemental Non-GAAP Financial Information as of September 30, 2017 and 2016

Reconciliation from cash and cash equivalents to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$162,257	$158,897

Short-term investments	76,662	42,523
Long-term investments	15,120	13,972
Total short-term and long-term investments, end of period	91,782	56,495

Total cash and cash equivalents, short-term and long-term investments	$254,039	$215,392

Virtusa Corporation and Subsidiaries

Reconciliation of Non-GAAP Guidance**

	Three months ending		Fiscal Year ending
	December 31, 2017		March 31, 2018
	Low	High	Low	High

GAAP diluted earnings per share	$0.21	$0.27	$0.73	$0.85

Effect of stock-based compensation expense	0.23	0.23	0.79	0.79
Effect of acquistion related charges	0.08	0.08	0.35	0.35
Effect of foreign currency transaction (gains) losses	0.00	0.00	0.05	0.05
Effect of Series A Convertible Preferred Stock if-convert treatment	0.01	0.01	0.03	0.03
Effect of tax adjustments	(0.12)	(0.12)	(0.41)	(0.41)
Effect of noncontrolling interest	(0.01)	(0.01)	(0.04)	(0.05)
Non-GAAP diluted earnings per share#	$0.41	$0.47	$1.50	$1.62

Weighted average diluted shares outstanding
- GAAP	29.9	29.9	30.8	30.8
- Non-GAAP	32.9	32.9	32.3	32.3

** EPS impact is subject to rounding

# To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share for each of the non-GAAP adjustments

Media Contact:

Greenough

Amy Legere, (617) 275-6517

alegere@greenough.biz

Investor Contact:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com